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                                                                  EXHIBIT 3.1(a)

                          ARTICLES OF AMENDMENT TO THE
                           SECOND AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION OF
                            BUCKEYE TECHNOLOGIES INC.


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                           Adopted in accordance with
                        the provisions of Section 242 of
                         the General Corporation Law of
                              the State of Delaware

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         Robert E. Cannon, being the Chairman of the Board of Buckeye
Technologies Inc., a corporation organized on December 18, 1992 as Buckeye Specialties Corporation, and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

         1. That the Board of Directors of the Corporation, in accordance with
Section 242 of the General Corporation Law of the State of Delaware, adopted the resolution set forth below:

                  RESOLVED, that paragraph (a) of Article Four of the Second Amended and Restated Certificate of Incorporation of the Corporation be deleted in its entirety and in lieu thereof the following paragraph (the "Amendment") shall be substituted:

                  (a) The total number of shares of common stock that the corporation shall have authority to issue is 100,000,000, par value $.01 per share (the "Common Stock"). The total number of shares of preferred stock that the corporation shall have authority to issue is 10,000,000, par value $.01 per share (the "Preferred Stock").

         2. That the stockholders of the Corporation approved and adopted the Amendment to the Second Amended and Restated Certificate of Incorporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.


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         3. The foregoing Amendment to the Second Amended and Restated
Certificate of Incorporation has been duly adopted pursuant to the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

         4. The Amendment to the Second Amended and Restated Certificate of Incorporation shall be effective on April 9, 1998 at 12:01 a.m. Eastern Time (the "Effective Time").

         5. Notwithstanding the full adoption of the Amendment to the Second Amended and Restated Certificate of Incorporation, the Amendment to the Second Amended and Restated Certificate of Incorporation may be abandoned at any time prior to the Effective Time with the Secretary of State of Delaware without further action by the stockholders.

         IN WITNESS WHEREOF, the undersigned, being the Chairman of the Board hereinabove named, for the purpose of amending the Second Amended and Restated Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Second Amended and Restated Certificate of Incorporation this 7th day of April, 1998.


                                         By: /s/ Robert E. Cannon
                                             ---------------------------------
                                             Robert E. Cannon, Chairman
                                             of the Board



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